                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

WARRIOR ENERGY SERVICES CORPORATION REPORTS FINANCIAL RESULTS FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006


THURSDAY, NOVEMBER 9, 2006


         Columbus, Mississippi. Warrior Energy Services Corporation (NASDAQ -
WARR) ("Warrior Energy" or the "Company") today announced record EBITDA of $13.1 million, net income of $5.6 million and diluted earnings per share of $0.48 on revenues of $38.2 million for the third quarter of 2006, as compared to EBITDA of $4.5 million, net income of $2.2 million, or $1.78 diluted earnings per share on revenues of $17.4 million for the third quarter of 2005.

         For the nine months ended September 30, 2006 revenues were $98.1 million, EBITDA was $33.1 million and net income was $12.9 million or $1.47 per diluted share, as compared to revenues of $51.6 million, EBITDA of $13.6 million and net income of $6.6 million or $5.27 per diluted share for the nine months ended September 30, 2005.

         For the three months ended September 30, 2006 compared to the three months ended June 30, 2006, revenues increased 18% to $38.2 million, EBITDA increased 14% to $13.1 million, net income increased 18% to $5.6 million and earnings per share increased 7% to $0.48.

         On September 22, 2006, the Company entered into a merger agreement to be acquired by Superior Energy Services, Inc. ("Superior"). Under the terms of the agreement, for each share of the Company's common stock, a stockholder will receive upon the closing of the transaction $14.50 in cash and 0.452 shares of Superior common stock. The transaction is subject to approval by the stockholders of the Company. On November 7, 2006, the Company mailed to its stockholders as of the close of business on October 31, 2006 a notice of special meeting of stockholders and a proxy statement/prospectus relating to a special meeting of stockholders to be held on December 12, 2006 to vote on a proposal to adopt the merger agreement with Superior. The proxy statement/prospectus relating to the special meeting can be obtained for free from the Company through the "SEC Filings" link located on the investor relations page of its website at www.warriorenergyservices.com or from the Securities and Exchange Commission (the "SEC"), through the SEC's website at www.sec.gov. The transaction has received Hart-Scott-Rodino anti-trust approval.

WIRELINE SEGMENT

         Third quarter revenues for the wireline Segment were a record $30.5 million, a 26% increase from the second quarter of 2006 and a 75% increase from the third quarter of 2005. Third quarter EBITDA was $14.0 million or 46% of segment revenues, up from $10.1 million or 42% of segment revenues in the second quarter of 2006 and $7.1 million or 41% of segment revenues in the third quarter of 2005. The Company averaged 80 wireline units in the third quarter of 2006 versus 77 in the second quarter of 2006. The gains in revenues and margins were due to the addition of assets, improved job mix and improved pricing.


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WELL INTERVENTION SEGMENT

         Third quarter revenues for the Well Intervention Segment were $7.8 million, a 6% decline from the second quarter of 2006. Third quarter EBITDA was $2.0 million or 26% of segment revenues, down from $3.8 million or 46% of segment revenues in the second quarter of 2006. The Company entered into the well intervention business in December 2005 with its acquisition of Bobcat Pressure Control, Inc. and as such, had no revenues or income from this segment during the third quarter of 2005. Revenues declined in the third quarter due to lower utilization of the Company's largest and highest dayrate unit. Margins declined primarily because of the costs associated with starting its coiled tubing, nitrogen and fluid pumping group with essentially no corresponding revenues. At the end of the third quarter and in October, the Company had taken delivery of three nitrogen units and its first coiled tubing unit. Management expects results in this segment to significantly improve in the fourth quarter of 2006 and beyond.

         Cash provided by the Company's operating activities was approximately $22.0 million (including uses of cash of $3.0 million for financing of the Company's insurance premiums and $1.6 million for a change of control payment) for the nine months ended September 30, 2006 as compared to cash provided of approximately $13.1 million for the same period in 2005. The increase in cash provided by operating activities was due mainly as a result in the increase in demand for the Company's services. During the nine months ended September 30, 2006, investing activities used cash of approximately $41.6 million for the acquisition of property, plant and equipment (including $11.7 million in deposits on future deliveries of coiled tubing, nitrogen pumping and fluid pumping units) as compared to $5.9 million for the same period in 2005. During the nine months ended September 30, 2006, financing activities used cash of approximately $36.7 million for principal payments on debt offset by net proceeds from the public offering and stock repurchases, exercise of options, bank and other borrowings and net draws on working capital revolving loans of approximately $58.1 million. During the nine months ended September 30, 2005, financing activities used cash of approximately $3.8 million for principal payments on debt offset by proceeds from bank and other borrowings and net draws on working capital revolving loans of approximately $573,000.


         Warrior Energy Services Corporation is a natural gas and oil service company providing services to natural gas and oil well operators in the most active basins in the continental United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Mr. Rob McNally, Executive Vice President, at (832) 775-0016 or visiting the Company's website at WWW.WARRIORENERGYSERVICES.COM.


EARNINGS RELEASE AND INVESTOR CONFERENCE CALL

         A conference call and webcast has been scheduled for Thursday, November 9, 2006, at 10:00 a.m. CT (11:00 a.m. ET). Shareholders and all other interested parties may participate in the conference call by dialing (800) 638-5495 and pass code 27753405 a few minutes before 10:00 a.m. CT (11:00 a.m. ET) on November 9, 2006. To listen to a live webcast of the conference call, go to www.warriorenergyservices.com and access our Investor Relations page where the webcast link will be posted

         The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at WWW.FULLDISCLOSURE.COM, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).


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         The webcast replay will be available from 1:00 p.m. CT, Thursday,
November 9, until 11:59 p.m. CT on Wednesday, May 9, 2007. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.

         If you do not have Internet access and want to listen to an audio replay, call 1-888-286-8010 (international 617-801-6888) and enter conference call code 62895010. The audio replay will be available beginning at 1:00 p.m. CT on Thursday, November 9, 2006 until 11:59 p.m. CT on Thursday, November 16, 2006.

SEGMENT INFORMATION

Segment information for the three and nine months ended September 30, 2006 as well as for certain corporate expenses not allocated to the individual operating segments is as follows:

                                                                    Well
For the Three Months Ended Sept 30, 2006        Wireline        Intervention       Corporate           Total
------------------------------------------- ----------------- ----------------- ---------------- -------------------
Segment revenues                            $30,494,495       $ 7,750,867       $         -      $ 38,245,362
Segment operating and sg&a expenses         $16,501,943       $ 5,717,398       $ 2,933,842      $ 25,153,183
Segment depreciation and amortization       $ 1,351,629       $ 1,479,282       $   323,415      $  3,154,326
Segment operating income                    $12,640,923       $   554,187       $(3,257,257)     $  9,937,853
Segment EBITDA (1)                          $13,992,552       $ 2,033,469       $(2,933,842)     $ 13,092,179
Segment assets                              $71,740,478       $71,946,032       $ 3,583,624      $147,270,134
Segment goodwill                            $ 1,237,417       $12,802,766       $         -      $ 14,040,183


(1) Reconciliation of EBITDA with net income:
Net income                                         5,640,653
Plus provision for income taxes                    3,304,664
Minus other income                                  (32,050)
Plus loss on sale of fixed assets                     17,957
Plus interest expense                              1,006,629
Plus depreciation and amortization                 3,154,326
                                            -----------------
EBITDA                                            13,092,179


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

                                                                    Well
For the Nine Months Ended Sept 30, 2006         Wireline        Intervention       Corporate           Total
------------------------------------------- ----------------- ----------------- ---------------- -------------------
Segment revenues                            $75,495,067       $22,564,269       $         -      $ 98,059,336
Segment operating and sg&a expenses         $43,585,321       $13,616,814       $ 7,711,971      $ 64,914,106
Segment depreciation and amortization       $ 3,842,095       $ 3,928,069       $   853,152      $  8,623,316
Segment operating income                    $28,067,651       $ 5,019,386       $(8,565,123)     $ 24,521,914
Segment EBITDA (1)                          $31,909,746       $ 8,947,455       $(7,711,971)     $ 33,145,230
Segment assets                              $71,740,478       $71,946,032       $ 3,583,624      $147,270,134
Segment goodwill                            $ 1,237,417       $12,802,766       $         -      $ 14,040,183


(1) Reconciliation of EBITDA with net income:
Net income                                        12,868,072
Plus provision for income taxes                    7,585,848
Minus other income                                  (82,279)
Plus loss on sale of fixed assets                     11,207
Plus interest expense                              4,139,066
Plus depreciation and amortization                 8,623,316
                                            -----------------
EBITDA                                            33,145,230


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                           WARRIOR ENERGY SERVICES CORPORATION
                             SUMMARIZED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT FOR PER SHARE INCOME DATA)

                                                          THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                      2006             2005             2006           2005
                                                 ---------------- ---------------   -------------- --------------
INCOME STATEMENT DATA

Revenues                                          $  38,245        $  17,422          $ 98,059       $ 51,579

Expenses
        Operating costs                           $  20,707        $  10,548          $ 52,951       $ 31,177
        Selling, general and administrative
        expenses                                  $   4,446        $   2,353          $ 11,963       $  6,757
        Depreciation and amortization             $   3,154        $   1,167          $  8,623       $  3,730
EBITDA(1)                                         $  13,092        $   4,521          $ 33,145       $ 13,645

Net Income                                        $   5,641        $   2,224          $ 12,868       $  6,584

Per share data

        Net income per share - basic              $    0.51        $    1.78          $   1.74       $   5.27

        Net income per share - diluted            $    0.48        $    1.78          $   1.47       $   5.27


                                                  SEPTEMBER 30,    DECEMBER 31,
                                                      2006             2005
                                                 ---------------- --------------
BALANCE SHEET DATA

Total current assets                              $  35,535        $  23,106
Total assets                                      $ 147,270        $ 101,634
Total current liabilities                         $  39,854        $  16,944
Total debt and accrued interest                   $  48,610        $  96,757
Total liabilities                                 $  78,904        $ 117,205
Total stockholders' equity (deficit)              $  68,366        $ (15,571)
Total liabilities and stockholders' equity
(deficit)                                         $ 147,270        $ 101,634

(1) See attached reconciliation of Non-GAAP Financial Measures


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                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess the Company's operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), EBITDA is an appropriate measure of the Company's ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is a non-GAAP financial measure as defined under SEC rules. The Company's EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As EBITDA excludes some, but not all, items that affect net income and may vary among companies, the EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to EBITDA.

EBITDA is defined as net income (loss) plus interest expense, depreciation and amortization, provision for income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to net income for the periods presented (in thousands).

                                                         Three months ended                 Nine months ended
                                                            September 30,                     September 30,
                                                        2006            2005              2006           2005
                                                    -------------- ---------------    ------------- ---------------
Reconciliation of EBITDA with net income:

        Net income                                   $  5,641        $ 2,224            $ 12,868       $  6,584
        Plus provision for income taxes                 3,305             49               7,586            135
        Less other income                                 (32)           109                 (82)           312
        Less (gain) loss on sale of fixed assets           17              -                  11            (12)
        Plus interest expense                           1,007            972               4,139          2,896
        Plus depreciation and amortization              3,154          1,167               8,623          3,730
                                                     --------        -------            --------       --------
        EBITDA                                       $ 13,092        $ 4,521            $ 33,145       $ 13,645
                                                     ========        =======            ========       ========

The Company believes EBITDA is useful to an equity investor in evaluating its operating performance because:

         o it is widely used by investors in the Company's industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which the assets were acquired; and

         o it helps investors more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the impact of the Company's capital structure and asset base from its operating results.


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--------------------------------------------------------------------------------
CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the
Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Such forward-looking statements relate to the Company's ability to obtain required stockholder approval and to satisfy conditions to closing in the merger agreement with Superior, to generate revenues and maintain profitability and cash flow, the stability and level of prices for natural gas and oil, predictions and expectations as to the fluctuations in the levels of natural gas and oil prices, pricing in the natural gas and oil services industry and the willingness of customers to commit for natural gas and oil well services, the Company's ability to implement its intended business plans, which include, among other things, the implementation of its previously announced growth initiatives and business strategy and goals, the Company's ability to raise additional debt or equity capital if required and to implement its intended growth initiatives and to obtain additional financing to fund that growth when required, the Company's ability to maintain compliance with the covenants of its credit agreement and obtain waivers of violations that occur and consents to amendments as required, the Company's ability to compete in the premium natural gas and oil services market, the Company's ability to re-deploy its equipment among regional operations as required, the Company's ability to provide services using state of the art tooling and its ability to successfully integrate and operate the well intervention operations acquired from Bobcat. The Company's revenues and net income are dependent on the level of exploration, development and production expenditures by its customers. The inability of the Company to meet these goals, objectives or requirements or the consequences on the Company from adverse developments in general economic conditions, changes in capital markets, adverse developments in the natural gas and oil industry and declines and fluctuations in the prices for natural gas and oil, developments in international relations and the commencement or expansion of hostilities by the United States or other governments and events of terrorism, weather events disrupting natural gas and oil operations and other factors could have a material adverse effect on the Company. Material declines in the prices for natural gas and oil can be expected to adversely affect the Company's revenues. The Company cautions readers that various risk factors could cause the Company's ability to complete the merger with Superior, its operating results and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company's ability to pursue its business strategy and plans. Readers should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the risk factors disclosed therein.
--------------------------------------------------------------------------------


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